EXHIBIT 32.1
Pursuant to 18 U.S.C. §1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Coach, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:
(i)  the accompanying Annual Report on Form 10-K of the Company for the fiscal year ended June 28, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 15, 2014

By:	/s/ Victor Luis
Name: Victor Luis Title: Chief Executive Officer

Pursuant to 18 U.S.C. §1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Coach, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:
(i)  the accompanying Annual Report on Form 10-K of the Company for the fiscal year ended June 28, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 15, 2014

By:	/s/ Jane Nielsen
Name: Jane Nielsen Title: Chief Financial Officer